UNITED STATESSECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 26, 2011

Date of Report (date of earliest event reported)

1ST CENTURY BANCSHARES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Commission file number 333-148302

Delaware	26-1169687
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1875 Century Park East, Suite 1400, Los Angeles, California 90067(Address of principal executive offices including zip code)

(310) 270-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders.

On May 26, 2011, 1st Century Bancshares, Inc. (the “Company”) held its 2011 annual meeting of stockholders.  The matters voted on at the meeting and the final voting results are as follows:

(1)

The following persons were elected to serve as directors and received the number of votes set opposite their respective names:

	Shares Voted For	Withheld	Broker Non-Votes
William S. Anderson	4,622,116	115,077	2,352,858
Dave Brooks	4,639,465	97,728	2,352,858
Joseph J. Digange	4,720,465	16,728	2,352,858
Jason P. DiNapoli	4,675,943	61,250	2,352,858
Eric M. George	3,776,991	960,202	2,352,858
Alan D. Levy	4,720,465	16,728	2,352,858
Robert A. Moore	4,549,823	187,370	2,352,858
Barry D. Pressman, M.D.	4,627,748	109,445	2,352,858
Alan I. Rothenberg	4,717,340	19,853	2,352,858
Nadine I. Watt	4,717,340	19,853	2,352,858
Lewis N. Wolff	4,622,716	114,477	2,352,858
Stanley R. Zax	4,720,465	16,728	2,352,858

(2)

A proposal regarding the ratification of the appointment of Perry-Smith LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was approved by the following vote:

Shares Voted For	Shares Voted Against	Shares Abstained
7,039,530	3	50,518

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CENTURY BANCSHARES, INC.

Dated: May 31, 2011	By:	/s/ Jason. P. DiNapoli
Jason P. DiNapoli
President and Chief Operating Officer